LANDRY’S RESTAURANTS, INC. (“LNY/NYSE”) ANNOUNCES SHARE REPURCHASES

Houston, TX, July 10, 2007 – Landry’s Restaurants, Inc. (NYSE: LNY – News; the “Company”), one of the nation’s largest casual dining and entertainment companies, announced today that it has repurchased approximately $87 million dollars of its common stock this year, and that the Company has approximately $93 million dollars of share repurchase authorization remaining.

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by safe harbors created thereby. Stockholders are cautioned that all forward-looking statements are based largely on the Company’s expectations and involve risks and uncertainties, some of which cannot be predicted or are beyond the Company’s control. A statement containing a projection of revenues, income, earnings per share, same store sales, capital expenditures, or future economic performance are just a few examples of forward-looking statements. Some factors that could realistically cause results to differ materially from those projected in the forward-looking statements include ineffective marketing or promotions, competition, weather, store management turnover, a weak economy, higher interest rates and gas prices, construction at the Golden Nugget properties, negative same store sales, or the Company’s inability to continue its expansion strategy. The Company may not update or revise any forward-looking statements made in this press release.

CONTACT:	Tilman J. Fertitta	Rick H. Liem
	Chairman, President and CEO	Senior Vice President and CFO
	(713) 850-1010	(713) 850-1010